UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2018

UNITED COMMUNITY BANKS, INC.

(Exact name of registrant as specified in its charter)

Georgia	No. 001-35095	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

125 Highway 515 East
Blairsville, Georgia 30512
(Address of principal executive offices)

Registrant's telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§240.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2018 annual meeting of shareholders of United Community Banks, Inc., a Georgia corporation (the “Company”), was held on May 9, 2018 (the “Annual Meeting”). As of March 10, 2018, the record date of the Annual Meeting, 79,121,122 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. A total of 67,746,828 shares of United’s common stock, constituting a quorum, were represented in person or by proxy at the Annual Meeting.

The Company’s shareholders voted on three proposals at the Annual Meeting. The final results of the votes, including the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, relating to each matter are as follows:

Proposal 1. The election of nine directors to constitute the Board of Directors to serve until the 2019 annual meeting of shareholders and until their successors are elected and qualified:

	For	Withheld	Broker Non-Votes

Robert H. Blalock	58,862,620	2,575,895	6,308,313
L. Cathy Cox	60,755,116	683,399	6,308,313
Kenneth L. Daniels	60,917,468	521,047	6,308,313
H. Lynn Harton	59,290,538	2,147,977	6,308,313
Thomas A. Richlovsky	60,919,042	519,473	6,308,313
David C. Shaver	60,916,334	522,181	6,308,313
Jimmy C. Tallent	59,809,965	1,628,550	6,308,313
Tim R. Wallis	59,852,194	1,586,321	6,308,313
David H. Wilkins	60,917,175	521,340	6,308,313

Proposal 2. The approval of an advisory “say on pay” resolution supporting the compensation plan for executive officers:

For	Against	Abstain	Broker Non-Votes

58,752,776	2,651,943	33,796	6,308,313

Proposal 3. The ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2018:

For	Against	Abstain	Broker Non-Votes

66,959,804	758,824	28,200	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Jefferson Harralson
Jefferson Harralson
Executive Vice President and Chief Financial Officer

Date: May 11, 2018